UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported February 23, 2007)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 23, 2007, Caraustar Industries, Inc. (the “Company”) issued a press release and held a webcast regarding its financial results for the fourth quarter and full year 2006. Copies of the February 23, 2007 press release and webcast are furnished herewith as Exhibits 99.1 and 99.2. The information being furnished in this report (including Exhibits 99.1 and 99.2) is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any filing under the Securities Act of 1933.

Also, included in this 8-K filing, the Company issues a correction to a statement made during its webcast announcing the Company’s fourth quarter and full year 2006 financial results on Friday, February 23, 2007. The Company stated, in error, that margins attributable to linerboard sales were comparable to margins attributable to gypsum facing paper sales from the Company’s joint venture, Premier Boxboard Ltd. Gross margins of gypsum facing paper and linerboard sales are equivalent, however, customers pay any freight associated with shipment of gypsum facing paper to the customers’ facilities. In contrast, the Company is responsible for paying any freight associated with shipment of linerboard to its customers’ locations. The difference in net margins between linerboard and gypsum facing paper attributable to freight in the fourth quarter of 2006 was accordingly $67/ton.

Item 9.01.	Financial Statements and Exhibits

(c)

Exhibit 99.1	Press release issued February 23, 2007

Exhibit 99.2	Transcript of webcast held February 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2007

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Exhibit No.
Press Release issued February 23, 2007	99.1

Transcript of Webcast held February 23, 2007	99.2